SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 9, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed, on April 13, 2010, the Superior Court of the State of California for the County of Los Angeles entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Pacific Ethanol, Inc.  The Order provided for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $4,000,000 claim (the “Claim”) against Pacific Ethanol, Inc. (the “Company”).  Socius purchased the Claim from Lyles United, LLC (“Lyles United”), a creditor of the Company, pursuant to the terms of a Purchase Agreement dated effective as of April 10, 2010 between Socius and Lyles United.  The Claim consists of the right to receive $4,000,000 of principal amount of and under a loan made by Lyles United to the Company pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000.

As previously disclosed, pursuant to the terms of the Order, on April 14, 2010, the Company issued and delivered to Socius 3,750,000 shares of its common stock (the “Settlement Shares”), subject to adjustment as set forth in the Order.

The Company would have been required to issue an additional 497,728 shares of its common stock to Socius, however, the Company was prohibited from issuing additional shares to the extent the aggregate number of shares of the Company’s common stock to be issued to Socius or its designee in connection with the settlement of the Claim, aggregated with any other shares of the Company’s common stock issued to Socius and/or its designees by the Company, at any time would exceed 19.99% of the total number of shares of the Company’s common stock outstanding immediately preceding the date of the Order (the “Share Limitation”) unless the Company obtained (1) stockholder approval of the issuance of more than such number of shares of its common stock pursuant to NASDAQ Marketplace Rule 5635(d), or (2) a waiver from NASDAQ of the Company’s compliance with Rule 5635(d).  The additional 497,728 shares would have exceeded the Share Limitation.

On June 3, 2010, the Company obtained the requisite stockholder approval of the issuance of shares of its common stock in excess of the Share Limitation pursuant to NASDAQ Listing Rule 5635(d).

On June 9, 2010, the Company issued the additional 497,728 shares.  As a result, in full satisfaction of the Claim (excluding any legal fees and expenses incurred by Socius in connection with the settlement of the Claim, which fees and expenses will be paid by the Company in connection with the settlement of future claims) the Company issued to Socius a total of 4,247,728 shares of its common stock.

The offer and sale of the securities described in this Item 3.02 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Order Approving Stipulation for Settlement of Claim (*)
99.1	Purchase Agreement dated April 10, 2010 by and between Lyles United, LLC and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc. (*)

______________
*	Filed as an exhibit to the Registrant’s Form 8-K for April 10, 2010 filed with the Securities and Exchange Commission on April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary